UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5011 Gate Parkway

Building 100, Suite 100

Jacksonville, FL 32256

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2023, Safe and Green Development Corporation (“DevCorp”), a wholly owned subsidiary of Safe & Green Holdings Corp. (the “Company”) appointed David Villarreal as the Company’s President and Chief Executive Officer and entered into an employment agreement with David Villarreal (the “Employment Agreement”) to employ Mr. Villarreal in such capacity for an initial term of two (2) years, which Employment Agreement provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by DevCorp’s board of directors and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits. The Employment Agreement also provides for the grant to Mr. Villarreal of a restricted stock grant under DevCorp’s proposed Incentive Compensation Plan, when adopted, of 650,000 shares of DevCorp.’s common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

Mr. Villarreal, age 72, has served as a director of the Company since May 28, 2021. Mr. Villarreal’s career spans over 40 years in various management, business and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. He has served since August 2014 as the Chief Administrative Officer of Affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $8+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President -Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.

Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

There are no family relationships between Mr. Villarreal and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Villarreal is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement does not purport to be complete and are qualified in its entirety by reference to the Employment Agreement, a copy of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 6, 2023, the Company issued a press release announcing the appointment of David Villarreal as President and Chief Executive Officer of Safe and Green Development Corporation. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated February 3, 2023, between Safe and Green Development Corporation and David Villarreal
99.1	Press Release of Safe & Green Holdings Corp., dated February 6, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 6, 2023	By:	/s/ Paul Galvin
		Name:	Paul Galvin
		Title:	Chairman and Chief Executive Officer

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